Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLEGHENY TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	25-1792394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479902
(Address of principal executive offices)
ALLEGHENY TECHNOLOGIES INCORPORATED
2007 INCENTIVE PLAN
(Full title of the plan)
Jon D. Walton
Executive Vice President, Human Resources,
Chief Legal and Compliance Officer,
General Counsel and Corporate Secretary
Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
(Name and address of agent for service)
(412) 394-2800
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum offering	Proposed maximum	Amount of
securities	Amount to be	price	aggregate	registration
to be registered	registered (1)	per share	offering price	fee
Common Stock, par value $0.10 per share	2,000,000	$53.185 (2)	$106,370,000 (2)	$7,585

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant’s common stock on the New York Stock Exchange Composite Tape on May 3, 2010, which was $53.185.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed by Allegheny Technologies Incorporated, a Delaware corporation (the “Corporation” or the “Registrant”), relating to 2,000,000 shares of its common stock, par value $0.10 per share (the “Common Stock”), issuable to eligible employees and non-employee directors of the Corporation under the Allegheny Technologies Incorporated 2007 Incentive Plan, as amended and restated (the “Plan”), which Common Stock is in addition to the 1,077,889 shares of Common Stock registered on the Corporation’s Form S-8 filed on May 2, 2007 (Commission File No. 333-142559) (the “Prior Registration Statement”) and an aggregate of 1,422,111 shares of Common Stock registered on the Corporation’s Form S-8 filed on November 4, 2005 (Commission File No. 333-129485).
     This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement: (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, (ii) the Registrant’s Current Reports on Form 8-K filed with the Commission on January 29, 2010, March 2, 2010 and March 29, 2010, in each case other than information, if any, furnished under Items 2.02 or 7.01 of Form 8-K, and (iii) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 30, 1996, as the same may be amended.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2007 Incentive Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended.
Item 5. Interests of Named Experts and Counsel.
     The legality of the issuance of the Common Stock being registered has been passed upon for the Registrant by Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary of the Registrant. Mr. Walton is regularly employed by the Registrant, participates in various employee benefit plans of the Registrant under which he may receive shares of Common Stock, restricted stock, stock appreciation rights, options to purchase shares of Common Stock, performance awards or other equity awards, and currently beneficially owns less than 1% of the outstanding shares of Common

Stock.
Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Certificate of Incorporation of Allegheny Technologies Incorporated, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12001)).

4.2	Amended and Restated Bylaws of Allegheny Technologies Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12001)).

5.1	Opinion of Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	Allegheny Technologies Incorporated 2007 Incentive Plan As Amended and Restated Effective May 7, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 7th day of May, 2010.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ L. Patrick Hassey
L. Patrick Hassey
Chairman, President and Chief Executive Officer

          Each person whose signature appears below constitutes and appoints Jon D. Walton and Marissa P. Earnest and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ L. Patrick Hassey L. Patrick Hassey	Chairman, President, and Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2010

/s/ Richard J. Harshman Richard J. Harshman	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 7, 2010

/s/ Dale G. Reid Dale G. Reid	Vice President, Controller, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	May 7, 2010

Signature	Capacity	Date

/s/ Diane C. Creel Diane C. Creel	Director	May 7, 2010

/s/ James C. Diggs James C. Diggs	Director	May 7, 2010

/s/ J. Brett Harvey J. Brett Harvey	Director	May 7, 2010

/s/ Barbara S. Jeremiah Barbara S. Jeremiah	Director	May 7, 2010

/s/ Michael J. Joyce Michael J. Joyce	Director	May 7, 2010

/s/ James E. Rohr James E. Rohr	Director	May 7, 2010

/s/ Louis J. Thomas Louis J. Thomas	Director	May 7, 2010

/s/ John D. Turner John D. Turner	Director	May 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of Allegheny Technologies Incorporated, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12001)).

4.2	Amended and Restated Bylaws of Allegheny Technologies Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12001)).

5.1	Opinion of Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	Allegheny Technologies Incorporated 2007 Incentive Plan As Amended and Restated Effective May 7, 2010.